UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Textron Financial Corporation
                         -----------------------------
            (Exact name of registrant as specified in its charter)

             Delaware                                 05-6008768
             --------                                 ----------
    (State of incorporation or              (I.R.S. Employer Identification
         organization) No.)

40 Westminster Street, P.O. Box 6687,                 02940-6657
      Providence, Rhode Island                       -----------
------------------------------------                  (Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on which
    to be so registered                     each class is to be registered
----------------------------------          ------------------------------

5.125% Medium-Term Notes, Series E, due
August 15, 2014                             NEW YORK STOCK EXCHANGE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant
to General Instruction A.(c), check the following box.                       [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.                                  [ ]

Securities Act registration statement file number to which this form relates: 333-108464.

Securities to be registered pursuant to Section 12(g) of the Act:  NONE

ITEM 1.    Description of Registrant's Securities to be Registered.

The material set forth in (i) the Registrant's Pricing Supplement dated August 23, 2004 as filed pursuant to Rule 424(b) with the Securities and Exchange Commission on August 26, 2004 and (ii) the section captioned "Description of the Notes" in the Registrant's Prospectus Supplement dated September 26, 2003 and in the section captioned "Description of Debt Securities" in the Registrant's Prospectus dated September 26, 2003 as filed pursuant to Rule 424(b) with the Securities and Exchange Commission on October 3, 2003, is deemed to be incorporated herein by reference.

ITEM 2.    Exhibits.

1. Form of Textron Financial Corporation's 5.125% Medium-Term Notes, Series E, due August 15, 2014.

2. Indenture, dated as of December 9, 1999, between Textron Financial Corporation and SunTrust Bank, Atlanta, as trustee (incorporated by reference to Exhibit 4.1 to Textron Financial Corporation's Registration Statement on Form S-3 (No. 333-88509)).

                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 16th day of February, 2005.

                                  TEXTRON FINANCIAL CORPORATION


                                  By: /s/ Thomas J. Cullen
                                      ---------------------------
                                      Name:   Thomas J. Cullen
                                      Title:  Executive Vice
                                              President and
                                              Chief Financial Officer